Exhibit 10.8

NCB 南洋商業銀行

Ref: LO-4392130092400

22 February 2022

E I L Company Limited (the "Borrower")

Important Notice:	This Facility Letter sets out the terms and conditions upon which the bank would revise banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter.

Dear Sirs,

Re: General Banking Facilities

Further to our recent discussions, the Bank is pleased to revise the following general banking facility(ies) (the "**Facility(ies)**") to the Borrower subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended from time to time, the "**General Terms**") and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 **Facility(ies)**	**Amount**	**Interest Rate / Terms and Conditions**
O/D	HKD4,000,000.00	■ Interest shall be charged at HKD Prime or overnight HIBOR, whichever is higher.
L/C	HKD31,800,000.00	
T/R (120 days)	HKD31,800,000.00	
IIF (120 days)	HKD31,800,000.00 (100% of the invoice amount)	
Loan to invoice value ratio:	100% (subject to revision from time to time by the Bank without prior notice)	
Revolving Loan	Up to HKD10,800,000.00 or its equivalent amount in USD	■ Please refer to Appendix I.
Mortgage Loan (1)	HKD478,311.58, Outstanding as at 22 February 2022 (Original loan amount: HKD570,000.00)	■ Save and except for the Conditions Precedent / Collateral Security(ies) / Other Conditions / Undertaking(s) as stated below, all other terms and conditions specified in the Bank's previous facility letter(s) and/or other borrowing document(s) for this loan shall remain unchanged.
Mortgage Loan (2) 6B	Up to HKD2,361,560.00	■ Please refer to Appendix II.
Mortgage Loan (3) 6C	Up to HKD2,058,840.00	■ Please refer to Appendix III.

Provided That:-

Total outstanding balance of O/D Facility, L/C Facility, T/R Facility, IIF Facility and Revolving Loan Facility shall not at any time exceed HKD31,800,000.00.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-4392130092400

1.2 Interest rates and charges applicable to trade facilities:

Interest rates* for T/R / IIF:

	First 120 days (including tenor of draft)
Hong Kong dollars :	HIBOR + 2.5% p.a.
United States dollars :	SOFR Simple average in advance + 2.5% p.a.
Foreign currency ** :	B

"B" means the prevailing interest rate per annum quoted from time to time by the Bank for foreign currency bills.
*All rates are subject to changes at the Bank's absolute discretion.
**Foreign Currency means a foreign currency acceptable to the Bank other than US dollars.

Unless otherwise stated herein, all other bank charges and interest rates which are not stated in this Facility Letter are charged according to the Bank's usual tariff scale and the Bank reserves its absolute right to alter, amend or review its tariff scale at any time without prior notice.

1.3 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable .

2. Conditions Precedent / Collateral Security(ies)

The Facility(ies) shall not be made available for drawdown or utilization by the Borrower until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

(a) A duly signed copy of this Facility Letter indicating the Borrower's and the security providers' acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter.

(b) Direct Debit Authorization(s) duly executed by the relevant account holder(s).

(c) Continuing personal guarantee(s) executed/to be executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
Kong Wai On Ronnie	HKD43,000,000.00

(d) A Notice of Margin Payment and/or a first fixed charge in respect of Deposit(s) and/or an assignment of Life Insurance Policy should have been duly executed in the Bank's favour subject to the conditions that:

(i) the currency and the type of the Margin Payment, Deposit(s) and Life Insurance Policy (hereinafter collectively referred as "the Collateral") must be acceptable to the Bank (to be determined at the Bank's absolute discretion);

(ii) the aggregate market value, face value or cash value (whichever is the lowest) of the Collateral multiplied by the applicable discounting ratio (see Note) shall not at any time be less than HKD2,500,000.00, otherwise the Bank may demand the Borrower to provide additional security accepted by the Bank and/or make prepayment on the

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Facility(ies) up to such amount as the Bank may deem fit, and/or dispose/appropriate any part of the Collateral at such price and in such manner as the Bank may deem fit without prior notice;
[Note: Discounting ratio for the Collateral shall be determined by the Bank and the Bank has the absolute discretion to vary the discounting ratio from time to time without prior notice.]

(iii) in case the chargor/assignor of any Collateral intends to appropriate any part of the relevant Collateral to subscribe or change to other type of Collateral, prior approval must be obtained from the Bank (The Bank has the absolute right to withhold such consent without giving any reasons) and all the terms and conditions herein and any other additional terms and conditions (including but not limited to the execution of any additional security document(s)) required by the bank should be fully complied with.

(e) First legal charge / mortgage over the following property(ies) duly executed by its/their registered and beneficial owner(s) ("the Mortgagor(s)") in the Bank's favour to secure general banking facilities to the Borrower to an unlimited amount and all accrued interest, default interest, and costs and expenses payable under the general banking facilities:

Property(ies):

(1) Car Parking Space No.20 on 1/F., Mai Wah Industrial Building, Nos. 1/7 Wah Sing Street, Kwai Chung, New Territories
Name of the Mortgagor(s) : Kong Wai On Ronnie

(f) First legal charge / mortgage and Assignment of Rentals over the following property(ies) duly executed by its/their registered and beneficial owner(s) ("the Mortgagor(s)") in the Bank's favour to secure general banking facilities to the Borrower to an unlimited amount and all accrued interest, default interest, and costs and expenses payable under the general banking facilities:

(2) Unit B on 6th Floor, Gold King Industrial Building, Nos. 35/41 Tai Lin Pai Road, Kwai Chung, New Territories
Name of the Mortgagor(s) : Kong Wai On Ronnie

(3) Unit C on 6th Floor, Gold King Industrial Building, Nos. 35/41 Tai Lin Pai Road, Kwai Chung, New Territories
Name of the Mortgagor(s) : Lam Ying

(4) Car Parking Space No.18 on 1/F., Mai Wah Industrial Building, Nos.1/7 Wah Sing Street, Kwai Chung, New Territories
Name of the Mortgagor(s) : Kong Wai On Ronnie

(g) Detailed valuation report(s) on the Property(ies) (1) to (4) rendered by the Bank's approved surveyors with valuation of not less than (1) HKD1,800,000.00, (2) HKD5,903,900.00, (3) HKD5,147,160.00 and (4) HKD2,000,000.00 respectively.

(h) Fire insurance policy over the Property(ies) and premium receipt issued by an insurance company acceptable to the Bank.

(i) "E-Alert Service" consent form(s) duly executed by the Mortgagor(s) "Kong Wai On Ronnie" and "Lam Ying" respectively shall be received by the Bank in a form and substance satisfactory to the Bank before granting any part of the Facility(ies). The aforesaid Mortgagor(s) should have given express consent to the Bank and the Land Registry in the said form.

(j) An Assignment of Debts duly executed by the Borrower in the Bank's favour to assign all indebtedness of the Approved Customer(s) from time to time at any time that may be owing to the Borrower. The Borrower should, when the Bank so demand, send a notice of assignment to the Approved Customer(s) and (if the Bank so require) promptly procure such Approved Customer(s) to sign and return to the Bank the notice of assignment.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

(k) Advice(s)/Memorandum given by the Bank to the guarantor(s) and/or the third party security provider(s) should have been duly acknowledged by such party(ies).

(l) Copy, certified by a director, of each of the following documents of the Borrower:
- Certificate of Incorporation.
- Memorandum and Articles of Association or other constitutional documents (if any).
- List of directors with their specimen signatures.
- Current Business Registration Certificate (if any).

(m) If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company.

(n) Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. Other Conditions:

(a) Utilization of trade facilities is conditional upon the Bank's prior approval.

(b) The Borrower hereby undertakes that the Facility(ies) (excluding Mortgage Loan Facility(ies)) shall not be used to finance the purchase of any property(ies) and/or the payment of any relevant down payment thereon and/or property(ies) development and/or property(ies) investment in the Mainland of China and/or overseas and/or Hong Kong by the Borrower or any third party.

(c) The Borrower hereby undertakes that the aggregate amount of its accounts receivable handled through the Bank shall not be less than HKD35,000,000.00 annually.

4. Undertaking(s)

(a) The Borrower represents, declares and undertakes to the Bank that the utilization of any facility or use of proceeds drawn under this Facility Letter does not and will not conflict with any law or regulation applicable to the Borrower (including without limitation those in force in the People's Republic of China). The above representation and declaration is deemed to be made by the Borrower by reference to the facts then existing during the period where the Facility(ies) or any part thereof remain outstanding.

(b) At the request of the Bank, the Borrower shall furnish to the Bank with documentary evidence in form and substance satisfactory to the Bank showing the usage of the loan (including but not limited to the flow of the loan proceeds).

5. Default Interest for trade facilities

Unless otherwise designated by the Bank, default interest for Facility(ies) other than HKD O/D, DDC O/D, USD O/D, CNY O/D and Loan Facility(ies) shall be charged at the rate equal to 8% p.a. plus (i) the prime rate for the relevant currency and as may from time to time be quoted by the Bank or (ii) the overnight inter-bank rate for the relevant currency and as may from time to time be quoted by the Bank or (iii) the Bank's cost of funds, whichever is the highest; or such other rates as the Bank may determine from time to time at its absolute discretion.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

6. **Fees**

(a) Handling Charge : (i) HKD38,160.00 flat payable upon acceptance of this Facility Letter.

(ii) Renewal fee (at the Bank's absolute discretion) shall be payable annually upon renewal of the Facility(ies).

(b) Arrangement Fee, O/D : If the undrawn balance exceeds 60% of the O/D Facility, Arrangement Fee of 0.125% p.a. will be charged daily on the undrawn balance of the O/D Facility and will be payable by the Borrower monthly in arrears (and may be debited to the Borrower's current account).

All fees and charges shall not be refundable under any circumstances.

(Applicable to the case where the Mortgagor has given consent to the Bank to subscribe to the Land Registry's e-Alert Service) Should the Mortgagor subsequently withdraw the consent which has been given to the Bank to subscribe to the Land Registry's e-Alert Service, the Mortgagor, the Borrower, the guarantor(s) and/or all other security provider(s) agree that the Bank is entitled to change the terms of the Facility(ies) including but not limited to the interest rate, loan tenor and/or loan amount at its absolute discretion without liability to any party of the Facility(ies).

Currently, you represent that you are not (i) a director / supervisor / chief executive / senior management / chairman of committee / head of department / head of branch / officer handling loan applications / controller* / subsidiary / affiliate of the Bank or of a controller*, subsidiary or affiliate of the Bank; or (ii) a relative of any of the persons listed in (i) above. If you are a firm, partnership or non-listed company, you represent that none of the controllers* or directors of the Bank or relatives of such controllers* or directors is interested in your firm, partnership or company as director, partner, manager or agent. If you are an individual, a firm, partnership or non-listed company and the Facility(ies) are secured by any guarantee(s) provided by any third party (the "**Guarantor**"), you also represent that the Guarantor is not a controller* or director of the Bank or a relative of such a controller* or director. You further agree and undertake that if the foregoing is not true or correct or if any of the aforesaid relationships arises, you will promptly notify the Bank in writing. Please disregard the undertaking required under this paragraph should you have already done so.

****Controller of a company** includes, without limitation, any person, whether alone or with associate(s), holds 10% or more shares of such company. For example, China Cinda Asset Management Co., Ltd. is a controller of the Bank.*

If you are a company, you agree and undertake that you will promptly notify the Bank in writing if there is any change of the director in your company. If you are an individual, a firm, partnership or company and the Facility(ies) are secured by any corporate guarantee(s) provided by any third party (the "Guarantor"), you also agree and undertake that you will procure the Guarantor to promptly notify the Bank in writing if there is any change of the director in the Guarantor.

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before 22 March 2022, failing which this offer shall lapse unless otherwise agreed by the Bank.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk

NCB 南洋商業銀行

Ref: LO-4392130092400

Should you have any queries, please contact our Ms Kwok of Commercial Business Centre One at 3988 9127 at any time. We are here to serve you better.

Yours faithfully,
For and on behalf of
Nanyang Commercial Bank, Limited

NGAN Hon Yin B04329 PO Tsz Yin C67752
Authorized Signature(s)
/tpy

Encl.
- General Terms and Conditions for General Banking Facilities and Loan Facility(ies) 202112 ARR(NCB)
- Certified Extract of the Minutes of Board Meeting
- Certified Extract of the Minutes of General Meeting
- Deed of Guarantee and its Pre-advice
- Deed of Indemnity, Charge Over Deposit(s) and Set off
- Form of Drawdown Notice
- Direct Debit Authorization (2 sets)
- Pre-advice for 3rd Party Mortgagor (3 sets)
- Tenancy Consent Letter (3 sets)
- Data Policy Notice (202112)

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-4392130092400

Appendix I

Facility	Revolving Loan Facility
Loan Purpose	For financing the general working capital requirements of the Borrower (including but not limited to salary payment and purchase of goods) and/or such other purpose(s) as the Bank may deem fit at its absolute discretion.
Drawdown Periods	Subject to the Bank's availability of funds, the drawdown period ("Drawdown Period") for each advance shall be 120 days, provided that all Drawdown Periods shall be shortened and end on the date when demand is made by the Bank for repayment.
Interest Rate	For drawings in HKD: Interest shall be charged at 1.5% p.a. below HKD Prime. For drawings in USD: Interest shall be charged at 0.25% p.a. below USD Prime.
Drawdown	(a) Drawdown shall be made in HKD or USD only. The exchange rate of HKD to USD for calculating the available Facility limit and liability of the Borrower shall be determined at the absolute discretion of the Bank, and the total amount of principal outstanding under the Facility in aggregate after the intended drawdown shall in no event exceed the Facility limit as mentioned in Clause 1.1. (b) For drawings in HKD: Subject to the due fulfillment and observance of all conditions precedent contained in Clause 2 and other procedures from time to time required by the Bank, the Borrower may on any Business Day before termination of the Facility make a drawing under the Facility by giving the Bank at least one (1) Business Day's prior written drawdown notice ("Drawdown Notice"), such Drawdown Notices should be duly signed by the authorized signatories of the Borrower. (c) For drawings in USD: Subject to the due fulfillment and observance of all conditions precedent contained in Clause 2 and other procedures from time to time required by the Bank, the Borrower may on any business day (which shall mean a day on which commercial banks in Hong Kong, London and New York are open for business but excluding Saturdays, Sundays and public holidays) before termination of the Facility make a drawing under the Facility by giving the Bank at least one (1) Business Day's prior written drawdown notice ("Drawdown Notice"), such Drawdown Notices should be duly signed by the authorized signatories of the Borrower. (d) For each drawdown under the Facility, the Borrower shall produce to the Bank, subject to the satisfaction of the Bank, utilization evidence(s) including but not limited to copy(ies) of purchase receipt(s) and/or payroll record(s) and/or such other document(s) as the Bank may require. (e) For the avoidance of doubt, rollover of principal or interest due and payable under the Facility is not allowed.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-4392130092400

Repayment	(a) All accrued interest shall be paid monthly in arrears commencing one month from the date of each drawdown ("Interest Payment Date"). (b) All amounts borrowed under the relevant drawdown (including interest accrued thereon) shall be repaid at the end of each Drawdown Period. Notwithstanding the foregoing, all amounts borrowed under this Facility (including interest accrued thereon) shall be repaid in full on demand.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-4392130092400

6B

Appendix II

Facility	Mortgage Loan (2) Facility – Hibor Base Mortgage
Loan purpose	To finance or refinance the purchase of the Property(ies) (2)
Interest Rate	(a) Subject to Conversion of Base Rate of the Facility, the interest rate shall be one-month HIBOR (the "Base Rate") plus 1.75% p.a.. (b) In this Facility Letter, "HIBOR" shall mean Hong Kong Inter-bank Offered Rate(s) for an interest period of one month ("Interest Period") as may be quoted by the Bank on the date of drawdown of the Facility or the commencement date of the relevant Interest Period (the "Interest Fixing Date") or any relevant day, as the case may be. (c) If an Interest Fixing Date falls on non-Business Day, the Base Rate available on the preceding Business Day will be used for the next relevant Interest Period. (d) Notwithstanding any provisions of this Facility Letter or the General Terms to the contrary, no Interest Period shall extend beyond the date on which the Facility is fully repaid and if any Interest Period shall extend beyond such date, it shall end on such date. (e) Change of Interest Period is not allowed.
Conversion of Base Rate of the Facility	(a) Any application for conversion of Base Rate of the Facility from HIBOR to HKD Prime (the "Conversion") shall be subject to the Bank's acceptance in its sole and absolute discretion. The application shall be submitted to the Bank at least one month prior to the Facility's Interest Fixing Date. The Bank reserves its overriding right to determine the effective date of the Conversion and the new interest rate applicable to the Facility after the Conversion (which will be confirmed in a revised Facility Letter) or to reject such application. Once your application is accepted by the Bank, no withdrawal, reversal or conversion of the Base Rate back to HIBOR shall be allowed. (b) The Borrower shall upon the effective date of the Conversion as determined herein pay to the Bank a conversion fee of 0.2% of the outstanding balance of the Facility or HKD2,000.00 (subject to the Bank's revision from time to time), whichever is higher. Any conversion fee paid hereunder is non-refundable. For the avoidance of doubt, such conversion fee is in addition to any other fees or charges payable pursuant to this Facility Letter or any other documents in relation thereto. (c) Unless otherwise agreed by the Bank, Conversion shall be effected on an Interest Fixing Date which shall be a Business Day. If the Interest Fixing Date is a non-Business Day, the Conversion will be effected on the next Interest Fixing Date. (d) Revised Facility Letter and/or such other documents, if appropriate, may be required to be executed by you and/or the Mortgagor(s), Guarantor(s) and/or Chargor(s) and /or such other relevant party(ies) before the date of Conversion .

Ref: LO-4392130092400

Repayment	(a) Number of monthly instalments: 180 (b) Amount of instalments: to be advised later after drawdown. (c) Fixed number of instalments
Availability Period	Subject to and upon the terms and conditions in this Facility Letter (including without limitation the satisfaction of the conditions precedent set out in Clause 2), the Facility shall be made available to the Borrower for drawdown within three (3) months from the date this Facility Letter having been duly countersigned by the Borrower or such later date as the Bank may agree.
Prepayment	(a) All prepayments (whether total or partial) must be made on an instalment payment date of the Facility. (b) If prepayment (whether total or partial) is made within the first year of the Facility (i.e. before the due date for payment of the 12th monthly instalment), a charge of 1% on the amount prepaid will be payable by the Borrower on the date of prepayment. (c) Full or partial prepayment of the Facility will be allowed subject to the conditions that: (i) a one-month prior notice must be given to the Bank; (ii) such prepayments must be made on the instalment date. (d) If any prepayment is not made on an Interest Fixing Date and the HIBOR base rate determined in accordance with "Interest Rate" ("applicable HIBOR") above shall be higher than the HIBOR for the same Interest Period on the date of prepayment ("then HIBOR"), an additional charge as calculated below shall be payable by the Borrower : Prepaid amount × (applicable HIBOR − then HIBOR) × remaining number of days after the date of prepayment in the relevant Interest Period / 365

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-4392130092400

Appendix III 6C

Facility	Mortgage Loan (3) Facility – Hibor Base Mortgage
Loan purpose	To finance or refinance the purchase of the Property(ies) (3)
Interest Rate	(a) Subject to Conversion of Base Rate of the Facility, the interest rate shall be one-month HIBOR (the "Base Rate") plus 1.75% p.a.. (b) In this Facility Letter, "HIBOR" shall mean Hong Kong Inter-bank Offered Rate(s) for an interest period of one month ("Interest Period") as may be quoted by the Bank on the date of drawdown of the Facility or the commencement date of the relevant Interest Period (the "Interest Fixing Date") or any relevant day, as the case may be. (c) If an Interest Fixing Date falls on non-Business Day, the Base Rate available on the preceding Business Day will be used for the next relevant Interest Period. (d) Notwithstanding any provisions of this Facility Letter or the General Terms to the contrary, no Interest Period shall extend beyond the date on which the Facility is fully repaid and if any Interest Period shall extend beyond such date, it shall end on such date. (e) Change of Interest Period is not allowed.
Conversion of Base Rate of the Facility	(a) Any application for conversion of Base Rate of the Facility from HIBOR to HKD Prime (the "Conversion") shall be subject to the Bank's acceptance in its sole and absolute discretion. The application shall be submitted to the Bank at least one month prior to the Facility's Interest Fixing Date. The Bank reserves its overriding right to determine the effective date of the Conversion and the new interest rate applicable to the Facility after the Conversion (which will be confirmed in a revised Facility Letter) or to reject such application. Once your application is accepted by the Bank, no withdrawal, reversal or conversion of the Base Rate back to HIBOR shall be allowed. (b) The Borrower shall upon the effective date of the Conversion as determined herein pay to the Bank a conversion fee of 0.2% of the outstanding balance of the Facility or HKD2,000.00 (subject to the Bank's revision from time to time), whichever is higher. Any conversion fee paid hereunder is non-refundable. For the avoidance of doubt, such conversion fee is in addition to any other fees or charges payable pursuant to this Facility Letter or any other documents in relation thereto. (c) Unless otherwise agreed by the Bank, Conversion shall be effected on an Interest Fixing Date which shall be a Business Day. If the Interest Fixing Date is a non-Business Day, the Conversion will be effected on the next Interest Fixing Date. (d) Revised Facility Letter and/or such other documents, if appropriate, may be required to be executed by you and/or the Mortgagor(s), Guarantor(s) and/or Chargor(s) and /or such other relevant party(ies) before the date of Conversion .

Repayment	(a) Number of monthly instalments: 180 (b) Amount of instalments: to be advised later after drawdown. (c) Fixed number of instalments
Availability Period	Subject to and upon the terms and conditions in this Facility Letter (including without limitation the satisfaction of the conditions precedent set out in Clause 2), the Facility shall be made available to the Borrower for drawdown within three (3) months from the date this Facility Letter having been duly countersigned by the Borrower or such later date as the Bank may agree.
Prepayment	(a) All prepayments (whether total or partial) must be made on an instalment payment date of the Facility. (b) If prepayment (whether total or partial) is made within the first year of the Facility (i.e. before the due date for payment of the 12th monthly instalment), a charge of 1% on the amount prepaid will be payable by the Borrower on the date of prepayment. (c) Full or partial prepayment of the Facility will be allowed subject to the conditions that: (i) a one-month prior notice must be given to the Bank; (ii) such prepayments must be made on the instalment date. (d) If any prepayment is not made on an Interest Fixing Date and the HIBOR base rate determined in accordance with "Interest Rate" ("applicable HIBOR") above shall be higher than the HIBOR for the same Interest Period on the date of prepayment ("then HIBOR"), an additional charge as calculated below shall be payable by the Borrower : Prepaid amount × (applicable HIBOR − then HIBOR) × remaining number of days after the date of prepayment in the relevant Interest Period / 365

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk